THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, ONLY (1) (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (C) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (D) TO THE COMPANY, AND (2) IN EACH CASE, IN ACCORDANCE WITH APPLICABLE BLUE SKY LAWS AND THE SECURITIES LAWS OF ANY OTHER APPLICABLE DOMESTIC OR FOREIGN JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT THAT THE SECURITY EVIDENCED HEREBY IS SUBJECT TO THE FOREGOING RESALE RESTRICTIONS.

THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER STATE SECURITIES, OR “BLUE SKY,” LAWS, AND WILL BE RESTRICTED IN THE SAME MANNER AS THESE SECURITIES. SUCH SHARES ARE ENTITLED TO THE BENEFIT OF CERTAIN PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF DECEMBER 19, 2006, BY AND AMONG THE ISSUER AND THE PURCHASERS NAMED THEREIN, THAT COVERS THE RESALE OF THE SHARES ACQUIRED UPON EXERCISE OF THESE WARRANTS. A COPY OF THE PURCHASE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE ISSUER.

WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
INNOVO GROUP INC.

DATE OF INITIAL ISSUANCE: December __, 2006

THIS CERTIFIES THAT, for value received,      (the “Holder”) is entitled to purchase, subject to the exercise and other provisions of this Warrant, from Innovo Group Inc., a Delaware corporation (the “Company”), at any time beginning on the one hundred and eight-first (181st) day following the date of initial issuance and ending at 5:00 P.M. Eastern Time on December      , 2011 (the “Expiration Date”), up to      shares (as such number of shares may be adjusted in accordance with Section 2 hereof, the “Warrant Shares”) of the Company’s common stock, par value $0.10 per share (the “Common Stock”), in whole or in part, at an exercise price per share of $     (subject to adjustment as provided in Section 2 hereof, the “Exercise Price”). This Warrant shall expire on the Expiration Date, and shall become void thereafter.

WHEREAS, the Company has previously sold pursuant to a Securities Purchase Agreement, dated as of December 19, 2006 (the “Purchase Agreement”), by and among the Company and the other Purchasers named therein, an aggregate of 6,834,347 shares of the Company’s Common Stock and Warrants to purchase an aggregate of 2,050,304 shares of the Company’s Common Stock;

WHEREAS, in connection with the Purchase Agreement, the Company agreed to issue to the Holder these Warrant Shares as of the date hereof; and

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Exercise of Warrant.

1.1. Vesting. The Holder’s rights under this Warrant shall fully be fully vested as of the date hereof; provided that this Warrant may only be exercised during the Exercise Period (as hereinafter defined).

1.2. Exercisability. This Warrant shall be exercisable, in whole or in part, beginning on the one hundred and eight first (181st) day following the date of initial issuance until the Expiration Date (such period, the “Exercise Period”).

1.3. Procedure for Exercise of Warrant.

(a) To exercise this Warrant in whole or in part, the Holder shall deliver to the Company, at 5901 South Eastern Avenue, Commerce, California 90040, Facsimile No. (323) 837-3791, Attention: Legal Department: (i) a completed and signed Notice of Exercise (including the Substitute Form W-9, which forms a part thereof), as attached hereto as Schedule A; (ii) delivery of payment to the Company of the Exercise Price in any manner specified in subsection (c) of this Section 1.3; and (iii) this Warrant. Upon irrevocable payment in good collected funds of the aggregate Exercise Price (rounded up to the nearest cent) for the Warrant Shares being purchased, the Holder shall be deemed to be the holder of record of such Warrant Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not then be actually delivered to the Holder.

(b) The Company shall, as promptly as practicable after completion of the actions specified in Section 1.3(a) above (the “Date of Exercise”), and in no event later than three (3) business days after the Date of Exercise, cause to be executed, and deliver to the Holder a certificate representing the aggregate number of Warrant Shares specified in the Notice of Exercise. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the remaining Warrant Shares covered by this Warrant. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such stock certificates.

(c) The Exercise Price shall be payable (i) in cash or its equivalent, payable by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashiers’ check in lawful money of the United States of America; or (ii) by presentation and surrender of this Warrant to the Company at its principal offices with a written notice of the Holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant, in whole or in part, for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which such Holder would otherwise be entitled by a fraction, the numerator of which shall be the excess of the then Current Market Price per share of Common Stock over the Exercise Price, and the denominator of which shall be the then Current Market Price per share of Common Stock. For purposes of this subsection (c), “Current Market Price” means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq Capital Market (or other comparable system) on the business day immediately prior to the date on which the Holder surrenders this Warrant to the Company for the purposes of the Cashless Exercise, not identified as having been reported late to such system during regular trading hours, or (ii) if the Common Stock is so traded, but not so reported, the average of the last bid and ask prices, as those prices are reported on the Nasdaq Capital Market (or other comparable system) during regular trading hours on the business day immediately prior to the date on which the Holder surrenders this Warrant to the Company for the purposes of the Cashless Exercise, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq Capital Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time in good faith by the Board of Directors for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Current Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors. For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(d) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

1.4. Restrictive Legend. Each certificate for Warrant Shares shall contain the following legend:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, ONLY (1) (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (C) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (D) TO THE COMPANY, AND (2) IN EACH CASE, IN ACCORDANCE WITH APPLICABLE BLUE SKY LAWS AND THE SECURITIES LAWS OF ANY OTHER APPLICABLE DOMESTIC OR FOREIGN JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT THAT THE SECURITY EVIDENCED HEREBY IS SUBJECT TO THE FOREGOING RESALE RESTRICTIONS.”

The certificates shall also bear any additional legends that are required by, or are appropriate with respect to the rules and regulation of, any state, local, foreign or other securities authorities. The Company’s transfer agent and registrar will maintain stop transfer instructions on record for the Warrant Shares until it has been notified by the Company, upon the advice of counsel, that such instructions may be waived. Such stop transfer instructions will limit the method of sale of the Warrant Shares, consistent with Rule 144 or other available exemptions from registration under the Securities Act of 1933, as amended. Any transfers other than pursuant to Rule 144 will require an opinion of counsel reasonably satisfactory to the Company and its counsel prior to such transfers.

1.5. Character of Warrant Shares. The Company represents and warrants that all Warrant Shares shall be duly authorized, validly issued, and, upon payment of the Exercise Price therefor, fully paid and nonassessable, and free from all taxes, liens, hypothecations, security interests, adverse claims or interests and charges created in respect of the issue thereof. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the Exercise Date of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate.

1.6 No Fractional Shares. The Company shall have no obligation to issue fractional shares, or scrip representing fractional shares, of its Common Stock under this Warrant, and, to the extent that the Holder would otherwise be entitled to purchase and/or receive fractional shares of Common Stock hereunder, the Company shall, in lieu of issuing such fractional share, pay to the Holder an amount in cash equal to the product of (x) the Current Market Price per share of Common Stock, times (y) a fraction equal to the fraction of a share of Common Stock into which this Warrant would otherwise be exercisable.

Section 2.	Certain Adjustments.
2.1.	Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(a) establish a record date for the determination of holders of record of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of the Company’s Common Stock,

(b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the Warrant Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the Warrant Shares for which this Warrant is exercisable immediately after such adjustment.

2.2. Adjustment Procedures. The following provisions shall be applicable to adjustments to be made pursuant to Section 2.1 hereof:

(a) When Adjustments to be Made. The adjustments required by this Section 2 shall be made whenever and as often as any event requiring an adjustment shall occur. For the purpose of any such adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Fractional Interests. In computing adjustments under this Section 2, fractional interests in the Common Stock shall be taken into account to the nearest 1/10th of a share. Subject to Section 1.6, in no event, however, shall fractional shares or scrip representing fractional shares be issued upon the exercise of this Warrant.

(c) When Adjustment Not Required. If the Company shall establish a record date for the determination of the holders of record of the Common Stock for the purpose of entitling such holders to receive a dividend payable in Common Stock and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, then no adjustment shall be required by reason of the establishment of such record date and any such adjustment previously made in respect thereof shall be rescinded and annulled.

2.3. Reorganization, Reclassification, Merger, Consolidation or Share Exchange. If the Company at any time reorganizes or reclassifies the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidates with, merges into, or effects a share exchange with, another corporation (where the Company is not the continuing corporation after such merger or consolidation), then the Holder shall thereafter be entitled to receive upon exercise of this Warrant in whole or in part, the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to the Holder upon such reorganization, reclassification, consolidation, merger or share exchange had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation, merger or share exchange (subject to subsequent adjustments under this Section 2), and the Exercise Price shall be adjusted appropriately to reflect such action and adjustment.

If any such reorganization, reclassification, consolidation, merger or share exchange results in a cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company or its successors and assigns shall, upon distribution to such Holder, consider the Exercise Price to have been paid in full, and in making settlement to such Holder, shall deduct an amount equal to the Exercise Price from the amount payable to such Holder. Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization, reclassification, merger, consolidation or share exchange unless prior to the consummation thereof, the corporation that may be required to deliver any stock, securities or other assets upon the exercise of this Warrant shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the Holder. A sale, transfer or lease of all or substantially all of the assets of the Company to another person shall be deemed a reorganization, reclassification, consolidation, merger or share exchange for the foregoing purposes.

2.4. Officer’s Certificate. Upon each adjustment of the Exercise Price and the Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder by reason of other events herein set forth, then and in each such case, the Company will promptly prepare a certificate of a responsible officer of the Company, stating the adjusted Exercise Price, the adjusted number of Warrant Shares so issuable, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such certificate to the Holder. Such calculation shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Exercise Price and any such change in the number of Warrant Shares so issuable, absent manifest error.

2.5 Notice of Certain Proposed Actions. In the event the Company shall propose to take any action of the types described in Sections 2.1 or 2.3 above, then the Company shall forward, at the same time and in the same manner, to the Holder such notice and related proxy or other materials, if any, that the Company gives to the holders of the Common Stock. Failure to give such notice, or any defect therein, however, shall not affect the legality or validity of any such action.

Section 3. Ownership and Transfer.

3.1. Ownership. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant to the Company for registration of transfer.

3.2. Transfers. Upon the sale, disposition, transfer or conveyance of this Warrant, the purchaser, transferee or other recipient hereof shall, together with the previous Holder hereof, promptly notify the Company of such sale, disposition, transfer or conveyance and shall provide such recipient’s name, address and capacity in which this Warrant is held, and present such other information as the Company may reasonably request, and such recipient will thereafter be subject to, and bound by, the terms and provisions of, this Warrant to the same extent as the previous Holder.

3.3. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company may reasonably prescribe. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall at any time be presented.

3.4 Cancellation of Warrant. Any Warrant surrendered upon exercise or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company; and, except as provided herein in the case of the purchase of less than all of the Warrant Shares that the Holder may purchase hereunder or in the case of a split up, combination, exchange or transfer, no Warrant shall be issued hereunder in lieu of such cancelled Warrant. Any Warrant so cancelled shall be marked cancelled and destroyed by the Company.

Section 4. Miscellaneous.

4.1 Reservation of Shares. The Company covenants that, at all times during the Exercise Period, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant, as well as for the issuance of Common Stock pursuant to any other outstanding warrants, options or other instruments convertible or exercisable into the Company’s Common Stock, and with respect to any employee benefit or similar plans.

4.2 No Rights as Shareholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of Company shareholders, prior to exercise of this Warrant and irrevocable payment in good, collected funds of the Exercise Price therefor.

4.3 Amendment. This Warrant may only be modified or amended and any provision hereof may only be waived by a writing executed by the Company and the Holder of this Warrant.

4.4 Successors and Assigns. This Warrant shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereunder, and no other parties shall have any rights hereunder. The Company will not merge or consolidate with or into any other corporation or other entity or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation or other entity, unless the corporation or other entity resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

4.5 Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

4.6 Entire Agreement; Other Benefits. The Holder is entitled, with respect to his ownership of this Warrant and/or the Warrant Shares to the benefits of the provisions of Section 7 of the Securities Purchase Agreement (except for Section 7.1(o)) dated as of December 19, 2006 (the “Purchase Agreement”) (attached hereto as Exhibit A), by and among the Company and the other Purchasers named in the Purchase Agreement. Except as otherwise expressly provided herein, this Warrant (including the Purchase Agreement and any other agreements, instruments and other documents referred to herein or therein) constitutes the entire agreement among the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

4.7 Standing. Nothing in this Warrant is intended, or shall be construed, to confer upon, or give to, any person other than the Company and the Holder any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein. All covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors, and the Holder, and no other person shall have any other rights or interests herein, whether as third party beneficiaries or otherwise.

4.8 Headings, etc. The descriptive headings of the articles and sections of this Warrant are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof. As under herein, the singular shall include the plural and the terms “include” and “including” shall mean without limitation by way of enumeration or otherwise.

4.9 Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

4.10 Accredited Investor. The Holder represents and warrants to, and covenants with, the Company that the Holder is an “accredited investor” as defined in Regulation D under the Securities Act and the Holder is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments presenting an investment decision.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

INNOVO GROUP INC.

By:

Name:Marc Crossman Title:CEO, President and CFO

THE HOLDER

Name:

Agreed to and acknowledge the acceptance of the terms of Section 7 of the Securities Purchase Agreement (except for Section 7.1(o)) set forth hereto as Exhibit A:

THE HOLDER

Name:

SCHEDULE A

NOTICE OF EXERCISE OF
WARRANT TO PURCHASE COMMON STOCK OF
INNOVO GROUP INC.

To: Innovo Group Inc.

The undersigned, the registered owner of this Warrant, hereby irrevocably elects to exercise the purchase rights represented thereby for, and to purchase thereunder,      shares of Common Stock of Innovo Group Inc. and

     herewith makes payment of $     therefore; or

     hereby elects a “Cashless Exercise” as defined and in the manner stated in Section 1.3(c) of this Warrant; and

requests that the certificates evidencing such shares be issued in the name of and be delivered to

Name:

Address:

Social Security or

Tax I.D. Number:

and if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

Dated:

THE HOLDER

By:

Name:

EXHIBIT A

A. Except as set forth below, all capitalized terms used herein shall have the same meaning as defined in the Securities Purchase Agreement dated December 19, 2006 by and between the Company and the Purchasers named therein.

B. As used herein below, “Investor” shall mean Holder of the Warrant Shares.

1.	Registration of the Securities; Compliance with the Securities Act.

	1.1	Registration Procedures and Other Matters.

The Company shall:

(a) prepare and file with the SEC, within 60 calendar days after the Closing Date (the “Registration Statement Filing Date”), a registration statement on Form S-3, or other appropriate form if the Company is not then eligible to use Form S-3, (the “Registration Statement”), to enable the resale of the Registrable Securities by the Investors through the automated quotation system of the Nasdaq Capital Market (or any other securities exchange, interdealer quotation system or other market on which the Common Stock is traded) or in privately-negotiated transactions pursuant to Rule 415 of the Securities Act;

(b) use its commercially reasonable efforts to cause the Registration Statement to become effective within 60 days after the Registration Statement Filing Date (unless the Registration Statement is reviewed by the SEC, then within 90 days) (such 60 or 90 day period, as applicable, the “Registration Statement Effectiveness Date”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC prior to the Registration Statement Effectiveness Date, any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

(c) use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current, continuously effective and free from any material misstatement or omission to state a material fact for a period (the “Effectiveness Period”) not exceeding, with respect to each Investor’s Registrable Securities, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Registrable Securities then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (iii) such time as all Registrable Securities held by such Investor have been sold pursuant to a registration statement;

(d) if at any time during the Effectiveness Period, less than 95% of the then outstanding Registrable Securities are then registered pursuant to a Registration Statement filed pursuant to clause (a) above, then (x) the Company shall file as soon as reasonably practicable, but in any case within 30 days following the event resulting in less than 95% of the then outstanding Registrable Securities being so registered (the “Additional Registration Statement Filing Date”), an additional Registration Statement conforming with the requirements of this Section 7.1 covering the resale by the Holders of not less than 100% of the number of then Registrable Securities, (y) use its best efforts to cause such additional Registration Statement to become effective within 60 days after the Additional Registration Statement Filing Date (unless such additional Registration Statement is reviewed by the SEC, then within 90 days) (such 60 or 90 day period, as applicable, the “Additional Registration Statement Effectiveness Date”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC prior to the Additional Registration Statement Effectiveness Date, any financial statements that are required to be filed prior to the effectiveness of such additional Registration Statement, and (z) use its best efforts to cause such additional Registration Statement to remain current, continuously effective and free from any material misstatement or omission to state a material fact during the entire Effectiveness Period;

(e) furnish to the Investor with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Investor; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

(f) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor and use its best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(g) use its commercially reasonable efforts to comply in all material respects with the provisions of the Securities Act and the Exchange Act, together with the rules and regulations promulgated thereunder, with respect to the Registration Statement and the disposition of all Registrable Securities covered thereby;

(h) use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(i) provide a transfer agent and registrar for all Registrable Securities subject to a Registration Statement.

(j) if requested by the Investors, cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Investors may request.

(k) provide a copy of any Registration Statement and any amendments or supplements thereto and the Company shall notify the Holders’ Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC;

(l) obtain one or more comfort letters, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offereing, dated the closing date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

(m) provide a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(n) bear all expenses in connection with the procedures in paragraph (a) through (m) of this Section 7.1 and the registration of the Securities pursuant to the Registration Statement; and

(o) INTENTIONALLY OMITTED FOR HOLDER.

1.2 Transfer of Securities After Registration; Suspension.

(a) The Investor agrees that it will not effect any disposition of the Registrable Securities or its right to purchase the Issued Shares or Warrants that would constitute a sale within the meaning of the Securities Act except as contemplated in a Registration Statement referred to in Section 7.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

(b) Except in the event that paragraph (c) or (d) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to a Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

(c) In addition to any suspension rights under paragraph (d) below, upon the happening of any pending corporate development, public filing with the SEC or similar event, that, in the judgment of the Board, renders it advisable to suspend use of the Prospectus or upon the request by an underwriter in connection with an underwritten public offering of the Company’s securities, the Company may suspend use of the Prospectus, on written notice to each Purchaser (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case the Investor shall discontinue disposition of Registrable Shares covered by the Registration Statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to the Investor or until the Investor is advised in writing by the Company that sales of Registrable Securities under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. Notwithstanding the foregoing, in no event shall such suspension be for a period of more than ninety (90) consecutive days in any twelve month period from the giving of the suspension notice. The suspension and notice thereof described in this Section 7.2(c) shall be held in strictest confidence and shall not be disclosed by the Investor.

(d) Subject to paragraph (e) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in a Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver, via Federal Express or other overnight delivery service, a certificate in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 30 days after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(c).

(e) Notwithstanding the foregoing Section 7.2(d), the Investor shall not be prohibited from selling Securities under the Registration Statement as a result of Suspensions for more than 30 days in any twelve month period (the “Restricted Period”); provided that the Company may extend such Restricted Period for more than 30 days (but in no event for more than 60 days) if, in the good faith judgment of the Company’s Board of Directors, upon the written opinion of counsel, the sale of Registrable Securities under the Registration Statement in reliance on this paragraph 7.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company, in which case, the Company shall pay the Investor in cash the Registration Penalty as set forth in Section 7.1(s). The Investor hereby covenants not to sell any of the Registrable Securities during any Restricted Period in accordance with this Section.

(f) Provided that a Suspension is not then in effect, the Investor may sell Registrable Securities under the Registration Statement or in any other manner permitted by law. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

1.3 Indemnification. For the purpose of this Section 7.3:

(i) the term “Registration Statement” shall include (a) any Registration Statement referred to in Section 7.1, (b) the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of a Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and (c) any exhibit, supplement or amendment included in or relating to a Registration Statement referred to in Section 7.1; and

(ii) the term “untrue statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in a Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(a) The Company agrees to indemnify and hold harmless each Investor, the officers, directors, investment advisors, partners, members, attorneys, and employees of each of the Investor, each person or entity who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, investment advisors, partners, members, attorneys, and employees of each such controlling person or entity (collectively, the “Investor Indemnitees”) from and against any losses, claims, damages or liabilities to which such Investor Indemnitee may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein, (ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Investor Indemnitee for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of the applicable Investor specifically for use in preparation of the Registration Statement or the failure of the applicable Investor to comply with its covenants and agreements contained in Section 7.2 hereof respecting sale of the Registrable Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor at a reasonable time prior to the pertinent sale or sales by the Investor. The Company shall reimburse each Investor Indemnitee for the amounts provided for herein on demand as such expenses are incurred.

(b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by such Investor to comply with the covenants and agreements contained in Section 7.2 hereof respecting sale of the Registrable Securities, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person, as the case may be) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Investor’s obligation to indemnify the Company shall be limited to the net proceeds received by the Investor from the sale of Registrable Securities giving rise to such liability.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that (x) if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof or (y) the indemnifying party shall have failed promptly to assume the defense of such action or to employ counsel reasonably satisfactory to such indemnified party in any such action, then, in the case of either clause (x) or (y), the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investor and other selling shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Investor from the sale of Registrable Securities giving rise to such liability exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor’s obligations in this subsection to contribute shall be in proportion to its sale of Registrable Securities to which such loss relates and shall not be joined with any other selling shareholders.

(e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

1.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities when such Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

1.5 Information Available. So long as the Registration Statement is effective covering the resale of Securities owned by the Investor, the Company will furnish to the Investor upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of the Investor, the Chief Executive Officer or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with the Investor or a representative thereof during normal business hours at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Securities and will otherwise use its commercially reasonable best efforts to cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto and, provided, further, that such investigation shall not interfere with the normal business operations of the Company.

7.6 Registrable Securities. As used herein, the term “Registrable Securities” shall mean (i) the Issued Shares, (ii) the Warrant Shares, and (iii) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.